EXHIBIT 32

Certifications of Chief Executive Officer and Chief Financial Officer Pursuant
to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of China Shoe Holdings, Inc. (the "Company") for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gu Xianzhong, as President and Chief Executive Officer of the Company and Angus Cheung Ming, as Chief Financial Officer of the Company,each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gu Xianzhong
Name: Gu Xianzhong
Title: President and Chief Executive Officer
(Principal Executive Officer)

/s/ Angus Cheung Ming
Name: Angus Cheung Ming
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 15, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, orotherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SecureCARE Technologies, Inc. andwill be retained by China Shoe Holdings, Inc. andfurnished to the Securities and Exchange Commission or its staff upon request.